Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Dreyfus Funds, Inc.:

We consent to the use of our reports dated February 23, 2012, for Dreyfus Mid-Cap Growth Fund, a series of Dreyfus Funds, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

New York, New York

April 23, 2012